SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             _______________________

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             _______________________

                                 Date of Report
              (Date of earliest event reported):  December 22, 1997


                             InvestorsBancorp, Inc.
             (Exact name of registrant as specified in its charter)


     Wisconsin                     0-29400                     39-1854234
   (State or other              (Commission File              (IRS Employer
   jurisdiction of                   Number)              Identification No.)
   incorporation)


                    W239 N1700 Busse Road, Waukesha, WI  53188
           (Address of principal executive offices including zip code)


                                 (414) 523-1000
                         (Registrant's telephone number)

                    Item 4.  Changes in Registrant's Certifying Accountant.

                    (a) On December 22, 1997, the registrant (a bank holding company which was capitalized on June 12, 1997 and spun off by Bando McGlocklin Capital Corporation to its shareholders on September 6,
   1997) dismissed Price Waterhouse LLP as its independent accountant.

                    The report of Price Waterhouse LLP on the balance sheet of registrant as of July 7, 1997 did not contain any adverse opinion or any disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

                    The dismissal of Price Waterhouse LLP was approved by the registrant's board of directors.

                    In connection with its audit of the balance sheet referred to above, and from the period of capitalization (June 12, 1997) through December 22, 1997, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such periods.

                    There are no events required to be reported under Item 304(a)(1)(v) of Regulation S-K.

                    (b) On December 22, 1997, the independent accounting firm of Conley McDonald LLP was engaged by registrant to audit its financial statements for the fiscal year ending December 31, 1997.

                    There are no items to report pursuant to Item
   304(a)(2)(i) or (ii) of Regulation S-K.

                    Item 7.  Financial Statements and Exhibits.

                    (a)  None.

                    (b)  None.

                    (c)  Letter from Price Waterhouse LLP, dated December
                         30, 1997.

                    Pursuant to the requirements of the Securities Exchange Act of 1934, InvestorsBancorp, Inc. has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                             InvestorsBancorp, Inc.


                                             By:  /s/ Susan J. Hauke
                                                  Susan J. Hauke
                                                  Vice President Finance

                              EXHIBIT INDEX

  Exhibit No.                 Exhibit

     7(c)                     Letter from Price Waterhouse LLP, dated
                                December 30, 1997.